Exhibit 2.j



                               CUSTODIAN AGREEMENT

         This Agreement between RMK HIGH INCOME FUND, INC., a corporation organized and existing under the laws of Maryland and registered with the Securities and Exchange Commission as a diversified, closed-end management investment company (the "FUND"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "CUSTODIAN"),

         WITNESSETH: that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.  EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT
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The Fund hereby employs the Custodian as the custodian of its assets, including securities which the Fund desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by it from time to time, and the cash consideration received by it for such new or treasury shares of stock of the Fund ("SHARES") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund (the "BOARD") and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4.

SECTION 2.  DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
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            THE CUSTODIAN IN THE UNITED STATES
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         SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic securities owned by the Fund other than securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system

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authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES
SYSTEM") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("DIRECT PAPER") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "DIRECT PAPER SYSTEM") pursuant to Section 2.9.

         SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("DIRECT PAPER SYSTEM ACCOUNT") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;


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         8)       For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Fund, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund, BUT ONLY against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

         13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

         14) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information (the "PROSPECTUS"), in satisfaction of


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                  requests by holders of Shares for repurchase or redemption;
                  and

         15) For any other proper purpose, BUT ONLY upon receipt of Proper Instructions from the Fund specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose and naming the person or persons to whom delivery of such securities shall be made.

         SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to
Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

         SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 ACT"). Monies held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the monies to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board. Such monies shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with


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respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section
2.2 (10) shall be the responsibility of the Custodian so long as the securities are registered and remain in the name of the Fund, the Custodian, or its nominee, or in the Depository Trust Company account of the Custodian, but shall otherwise be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

         SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
                  Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                  Section 2.10; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund; or
                  (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;


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         2)       In connection with conversion, exchange or surrender of
                  securities owned by the Fund as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

         4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

         6) For payment of the amount of dividends received in respect of securities sold short; and

         7) For any other proper purpose, BUT ONLY upon receipt of Proper Instructions from the Fund specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

         SECTION 2.7 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of domestic securities is made by the Custodian in advance of receipt of the securities purchased in the absence of specific instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

         SECTION 2.8 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         SECTION 2.9 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by the Fund in a U.S. Securities System in compliance with the requirements of Rule 17f-4 of the 1940 Act, as amended from time to time.


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         SECTION 2.10 FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM.
The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund;

         2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

         4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

         5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;

         6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

         SECTION 2.11 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased,


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sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for other proper corporate purposes, BUT ONLY, in the case of clause (iv), upon receipt of Proper Instructions from the Fund, setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper corporate purpose.

         SECTION 2.12 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

         SECTION 2.13 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

         SECTION 2.14 COMMUNICATIONS RELATING TO FUND SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall (when possible using its best efforts) notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

SECTION 3.        PROVISIONS RELATING TO RULES 17F-5 AND 17F-7


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         SECTION 3.1 DEFINITIONS. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include any Eligible Securities Depository.

"ELIGIBLE SECURITIES DEPOSITORY" has the same meaning set forth in section
(b)(1) of Rule 17f-7.

"FOREIGN ASSETS" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(2) of Rule 17f-5.

         SECTION 3.2 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

         SECTION 3.3 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule C to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Eligible Securities Depositories are listed on Schedule B to this Agreement, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody


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Manager will provide amended versions of Schedules A and B in accordance with
Section 3.7 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule C, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule C in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         SECTION 3.4  SCOPE OF DELEGATED RESPONSIBILITIES:
                      -----------------------------------

                  3.4.1 SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule C, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  3.4.2 CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign


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Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  3.4.3 MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Eligible Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

         SECTION 3.5 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

         SECTION 3.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         SECTION 3.7 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 3 after the occurrence of the material change.

         SECTION 3.8 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.


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         SECTION 3.9 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN
CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

         SECTION 3.10  ELIGIBLE SECURITIES DEPOSITORIES.
                       --------------------------------

                  3.10.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

                  3.10.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in
Section 3.10.1.

         SECTION 4.  DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE
                     -------------------------------------------------------
                     FUND HELD OUTSIDE THE UNITED STATES
                     -----------------------------------

         SECTION 4.1 DEFINITIONS. Capitalized terms in this Section 4 shall have the following meanings:


"FOREIGN SECURITIES SYSTEM" means either a clearing agency or a securities depository listed on Schedule A hereto or a Eligible Securities Depository listed on Schedule B hereto.

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian.

         SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign

Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Agreement.

         SECTION 4.4.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
                       ---------------------------------------

                  4.4.1. DELIVERY OF FOREIGN SECURITIES. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper purpose, BUT ONLY upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

                 4.4.2. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

         (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, BUT ONLY upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

                  4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

         SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.

         SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

         SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Agreement, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

         SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

         SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

         SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

         SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

         SECTION 4.13 CONFLICT. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3 hereof, in the event of any conflict between the provisions of Sections 3 and 4 hereof, the provisions of Section 3 shall prevail.

SECTION 5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the Fund's account such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 6. PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian agree to security procedures, including but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Fund:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, PROVIDED that all such payments shall be accounted for to the Fund;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board.

SECTION 8. EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a resolution of the Board, certified by the Secretary or an Assistant Secretary of the Fund ("CERTIFIED RESOLUTION"), as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of the Fund and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of the Fund shall be made at the time or times described from time to time in the Prospectus.

SECTION 10. RECORDS. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

SECTION 11. OPINION OF FUND'S INDEPENDENT ACCOUNTANT. The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-CSR or other annual reports to the SEC and with respect to any other requirements thereof.


SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13. COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

SECTION 14. RESPONSIBILITY OF CUSTODIAN. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism, or (B) part of the "prevailing country risk" of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management thereof.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and
(vii) any provision of any present or future law or regulation or order of the

United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 16. SUCCESSOR CUSTODIAN. If a successor custodian for the Fund shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Fund, and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 17. INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 18. MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 19. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund and the Custodian relating to the custody of the Fund's assets.

SECTION 20. NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

 To the Fund:                       RMK HIGH INCOME FUND, INC.
                                    Morgan Keegan Tower
                                    50 Front Street
                                    Memphis, Tennessee 38103
                                    Attention: Louis Hale
                                    Telephone: (901) 579-4993
                                    Telecopy: (901) 529-5342


To the Custodian:                   STATE STREET BANK AND TRUST COMPANY
                                    2 Avenue de Lafayette
                                    Boston, MA  02111
                                    Attention:  Robert F. Dempsey
                                    Telephone:   617-662-2246
                                    Telecopy:   617-662-1838

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 21. REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 22. DATA SERVICES ADDENDUM. The Custodian and the Fund agree to be bound by the terms of the Data Services Addendum attached hereto.

SECTION 23. SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

SECTION 24. CONFIDENTIALITY. The Custodian agrees that all books, records, information and data pertaining to the business of the Fund which are exchanged or received pursuant to the negotiation or carrying out of this Agreement shall remain confidential, shall not be disclosed to any other person, except as may be required by law, regulation or order by a court of competent jurisdiction, and shall not be used by the custodian for any purpose not directly related to the business of the Fund, except with the Fund's written consent.

SECTION 24 ASSIGNMENT. Neither the Fund nor the Custodian shall have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative.


RMK HIGH INCOME FUND, INC.                  FUND SIGNATURE ATTESTED TO BY:


By:    _________________________            By:      ______________________

Name:  _________________________            Name:    ______________________

Title: _________________________            Title:   ______________________


STATE STREET BANK AND TRUST COMPANY         SIGNATURE ATTESTED TO BY:


By:    _________________________            By:      ______________________

Name:  _________________________            Name:    ______________________

Title: _________________________            Title:   ______________________

                                   SCHEDULE A
                           Eligible Foreign Custodians

                                   SCHEDULE B
                        Eligible Securities Depositories

                                   SCHEDULE C
                            Covered Foreign Countries

                             DATA SERVICES ADDENDUM
                             ----------------------
                      To Custodian Agreement by and between
       State Street Bank and Trust Company and RMK High Income Fund, Inc.

         State Street Bank and Trust Company ("State Street") has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

         THE SERVICES. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisers, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

         SECURITY PROCEDURES. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

         FEES. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

         PROPRIETARY INFORMATION/INJUNCTIVE RELIEF. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information").

         You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

         You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will use best efforts to cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

         You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

         You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

         LIMITED WARRANTIES. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. To avoid doubt, State Street acknowledges and agrees that its obligations to you for the content of the periodic reconciled reports it provides to you through the Systems and the Remote Access Services shall be governed by the terms of the Custodian Agreement with you, including without limitation, the standard of care described therein. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.


         INFRINGEMENT. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the Remote Access Services without further obligation.

         TERMINATION. Either party may terminate access to the Remote Access Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply in a material respect with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, you will return to State Street all Proprietary Information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

         MISCELLANEOUS. Except as provided in the next sentence, this Addendum constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         CONFIRMED AND AGREED:

         RMK High Income Fund, Inc.

         By:      ______________________________

         Name:    ______________________________

         Title:   ______________________________

         Date:    ______________________________

                       FUNDS TRANSFER OPERATING GUIDELINES
                       -----------------------------------

1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company ("SSB") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that SSB has been instructed to transfer. SSB is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by SSB after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by SSB. SSB shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. SSB will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by SSB. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to SSB. The Client must notify SSB immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. SSB shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: SSB shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by SSB at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. SSB will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: SSB reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of SSB's receipt of such payment order;
(b) if initiating such payment order would cause SSB, in SSB's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: SSB shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford SSB a reasonable opportunity to act prior to executing the payment order. However, SSB assumes no liability if the request for amendment or cancellation cannot be satisfied by SSB's reasonable efforts.

6. ERRORS: SSB shall assume no responsibility for failure to detect any erroneous payment order provided that SSB complies with the payment order instructions as received and SSB complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: SSB shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless SSB is notified of the unauthorized payment order within thirty
(30) days of notification by SSB of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall SSB be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, SSB or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of SSB's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through SSB's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: SSB may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. SSB and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of SSB or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

11. Liability on Foreign Accounts: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

                       SECURITY PROCEDURES SELECTION FORM

Please select at least two of the funds transfer security procedures indicated below.

[]    SWIFT
      SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

      SELECTION OF THIS SECURITY PROCEDURE WOULD BE MOST APPROPRIATE FOR EXISTING SWIFT MEMBERS.

[]    REMOTE BATCH TRANSMISSION
      Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and SSB and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

      CLIENTS SELECTING THIS OPTION SHOULD HAVE AN EXISTING FACILITY FOR COMPLETING CPU-CPU TRANSMISSIONS. THIS DELIVERY MECHANISM IS TYPICALLY USED FOR HIGH-VOLUME BUSINESS SUCH AS SHAREHOLDER REDEMPTIONS AND DIVIDEND PAYMENTS.

[]    AUTOMATED CLEARING HOUSE (ACH)
      SSB or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to SSB's or its agent's system with encryption.

[]    REPETITIVE WIRES
      For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

      THIS ALTERNATIVE IS RECOMMENDED WHENEVER FUNDS ARE FREQUENTLY TRANSFERRED BETWEEN THE SAME TWO ACCOUNTS. IF THIS OPTION IS SELECTED, CHOOSE EITHER TELEPHONE CONFIRMATION OR TEST KEY TO BE USED AS A SECONDARY PROCEDURE WHEN OVER $10 MILLION.

[]    STANDING INSTRUCTIONS
      Funds are transferred by SSB to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

      THIS OPTION IS USED FOR TRANSACTIONS THAT INCLUDE BUT ARE NOT LIMITED TO FOREIGN EXCHANGE CONTRACTS, TIME DEPOSITS AND TRI-PARTY REPURCHASE AGREEMENTS. IF THIS OPTION IS SELECTED, CHOOSE EITHER TELEPHONE CONFIRMATION OR TEST KEY TO BE USED AS A SECONDARY PROCEDURE WHEN OVER $10 MILLION.

[]    TELEPHONE CONFIRMATION (CALL BACK)
      This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction.

      SELECTION OF THIS ALTERNATIVE IS APPROPRIATE FOR CLIENTS WHO DO NOT HAVE THE CAPABILITY TO USE OTHER SECURITY PROCEDURES. PLEASE COMPLETE THE TELEPHONE CONFIRMATION INSTRUCTIONS ATTACHED AS A SCHEDULE HERETO.

[] TEST KEY
      Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. SSB will provide test keys if this option is chosen. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at SSB.

      SELECTION OF THIS ALTERNATIVE IS APPROPRIATE FOR CLIENTS WHO DO NOT HAVE THE CAPABILITY TO USE OTHER SECURITY PROCEDURES.


The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

RMK High Income Fund, Inc.

By:
    ------------------------------------------
       Authorized Signature

_____________________________________
Type or Print Name


_____________________________________
Title


_____________________________________
Date

                 SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES
                     AND SECURITY PROCEDURES SELECTION FORM

CLIENT/INVESTMENT MANAGER:    RMK HIGH INCOME FUND, INC.
                            --------------------------------------------------
                                    Company Name

KEY CONTACT INFORMATION
Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                  ALTERNATE CONTACT


Name                                       Name

Address                                    Address

City/State/Zip Code                        City/State/Zip Code

Telephone Number                           Telephone Number

Facsimile Number                           Facsimile Number

SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS
Authorized Initiators (Please Type or Print) - Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME                            TITLE                      SPECIMEN SIGNATURE

___________________________     _________________________  _____________________

___________________________     _________________________  _____________________

___________________________     _________________________  _____________________

___________________________     _________________________  _____________________

___________________________     _________________________  _____________________

___________________________     _________________________  _____________________


Authorized Verifiers (Please Type or Print) - Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                         CALLBACK PHONE NUMBER    DOLLAR LIMITATION (IF ANY)

___________________________  ______________________  _______________________

___________________________  ______________________  _______________________

___________________________  ______________________  _______________________

___________________________  ______________________  _______________________

___________________________  ______________________  _______________________

___________________________  ______________________  _______________________